Exhibit 24.3

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Thomas G. Dundon and Jason Kulas, and each of them acting individually, as his true and lawful attorneys in-fact and agents, with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post effective amendments) to the Registration Statement on Form S-1 (File No. 333-198807) and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 26th Day of December, 2013:

/s/ Javier San Felix Javier San Felix Director	December 26th, 2013